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                           DAYTON SUPERIOR CORPORATION
                      EXHIBIT 11 - COMPUTATION OF EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE
           (Amounts in thousands, except share and per share amounts)

                                                                    Three Fiscal Months Ended
                                                                 -----------------------------
                                                                     March 29,     March 28,
                                                                       1996          1997
                                                                 -----------------------------
                                                                    (Unaudited)   (Unaudited)

Weighted average number of common
       shares outstanding during the period                         3,288,000      5,676,414
Common equivalent shares outstanding (a)                               45,389        222,911
Weighted average common and common
                                                                 -----------------------------
       equivalent shares outstanding                                3,333,389      5,899,325

                                                                 =============================
Net income (loss)                                                       (401)            160
                                                                 =============================

                                                                 =============================
Net income (loss) per share                                           ($0.12)          $0.03
                                                                 =============================

Fully diluted earnings per share are not significantly different from primary earnings per share.

-------------

Notes:

(a) Common equivalent shares are shares issuable upon the exercise of stock options and warrants, less the shares that could be purchased with the proceeds from the exercise of the options and warrants, based on the company's initial public offering price of $13.00 for 1996 and the company's average trading price for 1997.